Exhibit 10.44

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

Amendment No. 1

To

Commercial Cooperation Agreement

This Amendment No. 1 to Commercial Cooperation Agreement (this “Amendment”) is made as of March 15, 2021 by and among Delta Air Lines, Inc. a Delaware corporation (“Delta”), Wheels Up Partners LLC, a Delaware limited liability company (“WUP”) and Wheels Up Partners Holdings LLC, a Delaware limited liability company (“WUPH”).

Recitals

Whereas, Delta, WUP and WUPH are parties to that certain Commercial Cooperation Agreement, dated as of January 17, 2020 (the “Agreement”);

Whereas, Delta, WUP and WUPH desire to amend certain provisions of the Agreement on the terms set forth herein;

Now Therefore, in consideration of the foregoing recitals and the mutual agreements contained herein, Delta, WUP and WUPH, intending to be legally bound hereby, agree as follows:

1.1              Definitions; Construction. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. References in the Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Agreement as amended by this Amendment.

1.2               Section 2.3 Amendment. Section 2.3 of the Agreement is hereby amended by adding a new subsection (c) at the end of Section 2.3 as follows:

“(c) To the extent agreed by Wheels Up, Delta may from time-to-time, in its sole discretion and at its expense, provide the services of certain Delta employees to Wheels Up, on a secondment basis, to assist with implementing and achieving the mutual goals of the Parties with the commercial cooperation contemplated under this Agreement.”

1.3              Section 2.9 Amendment. Section 2.9 of the Agreement is hereby amended by adding a new subsection (f) at the end of Section 2.9 as follows:

“(f) The Parties agree to discuss and agree upon, in good faith, revisions to the minimum amounts set forth in Section 2.9(a) applicable to calendar years 2022 and later, to account for the impact, if any, of COVID-19 on travel demand and in-person gatherings, and the pace of industry recovery therefrom, during such calendar years. In connection therewith, the Parties shall, among other things, index the minimum amounts set forth in Section 2.9(a) to [***] in calendar year 2022 and each calendar year thereafter during the Term, and consider such indexed amounts as part of their good faith discussions.  As part of the foregoing, the Parties also expect to discuss and agree upon, in good faith, additional or modified examples to be included on Schedule 4 hereto. The Parties agree to use their respective reasonable best efforts to agree upon the aforementioned revisions to Section 2.9(a) by no later than December 31, 2021. To the extent such revisions are not agreed upon by such date, the matter shall be subject to the reconciliation process set forth in Section 2.9(e) of this Agreement.”

1.4              Section 4.2(g) Amendment. Sections 4.2(g) is hereby amended and restated by deleting such section in its entirety and inserting the following in lieu thereof:

(g) “Reserved.”

1.5              Waivers. (a) Delta hereby waives compliance by Wheels Up with its obligations to provide the minimum Run-Rate Benefits amounts to Delta with respect to calendar years 2020 and 2021 as set forth in Section 2.9(a)(i) and (ii) of the Agreement, any right Delta may have had to terminate the Agreement pursuant to Section 4.2(f) as a result of any failure by Wheels Up to provide such minimum Run Rate Benefits amounts and any other obligations of Wheels Up set forth in Section 2.9 that is predicated upon or derived from the obligation to provide the Run Rate Benefits described in Sections 2.9(a)(i) and (ii) of the Agreement; provided, that (i) Wheels Up shall have an ongoing obligation to use its commercially reasonable efforts to deliver Run Rate Benefits for the remainder of 2021, and (ii) Delta shall have an ongoing obligation to cooperate and use its commercially reasonable efforts to assist Wheels Up in developing Run Rate Benefit opportunities. For the avoidance of doubt, for purposes of Section 4.2(f), there shall be no shortfall in Run Rate Benefits for calendar years 2020 and 2021, irrespective of the amount of Run Rate Benefits actually provided during such years.

(b) Delta hereby waives any right it may have had to terminate the Agreement pursuant to Section 4.2(g) of the Agreement, as in effect prior to the date hereof.

1.6              Miscellaneous. Except as specifically set forth herein, all of the terms and provisions of the Agreement shall remain unchanged, unmodified and in full force and effect, and the Agreement shall be read together and construed with this Amendment. Sections 10.1, 10.2, 10.3, 10.5, 10.8, 10.9, 10.10, 10.12 and 10.13 of the Agreement are incorporated herein by reference as though set forth herein, except that references to the Agreement therein shall be deemed to refer to this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing one counterpart. This Amendment, together with the Agreement as amended hereby, shall supersede and replace any prior agreement between the parties relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties have executed this Amendment as of the date first above written.

DELTA AIR LINES, INC.

By:	/s/ Gary Chase
Name: Gary Chase
Title: SVP, Planning and Chief Strategy Officer

[Signature Page to Amendment No. 1 to Commercial Cooperation Agreement]

WHEELS UP PARTNERS LLC

By:	/s/ Jason K. Horowitz
Name: Jason K. Horowitz
Title: Chief Business Officer

WHEELS UP PARTNERS HOLDINGS LLC

By:	/s/ Jason K. Horowitz
Name: Jason K. Horowitz
Title: Chief Business Officer

[Signature Page to Amendment No. 1 to Commercial Cooperation Agreement]